Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Schmitt Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, no par value per share	—	—	—	—	—	—
Equity	Preferred Stock, no par value per share	—	—	—	—	—	—
Debt	Debt Securities	—	—	—	—	—	—
Other	Warrants	—	—	—	—	—	—
Other	Units	—	—	—	—	—	—
Other	Rights	—	—	—	—	—	—
Total	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$100,000,000	0.0000927	$9,270.00
Total Offering Amounts							$9,270.00
Total Fees Previously Paid							—
Total Fee Offsets							$128.50	(3)
Net Fee Due							$9,141.50

(1)	There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of rights to purchase an indeterminate number of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	As set forth in Table 2 below, the Registrant hereby partially offsets the registration fee required in connection with this filing by $128.50, which represents the remaining balance from the $128.50 fee previously paid by the Registrant with respect to the registration of a maximum aggregate amount of $1,032,262.40 in securities of the Registrant previously registered on a registration statement on Form S-3 (Registration No. 333-226581) filed with the Securities and Exchange Commission on August 3, 2018 and declared effective on May 24, 2019.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)
Fee Offset Claims	Schmitt Industries, Inc.	S-3	333-226581	August 3, 2018	—	$128.50	Equity	Unallocated (Universal) Shelf	(3)	(3)	—
Fee Offset Sources	Schmitt Industries, Inc.	S-3	333-226581	—	August 3, 2018	—	—	—	—	—	$128.50